As filed with the Securities and Exchange Commission on May 6, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Affimed N.V.

(Exact Name of Registrant as Specified in Its Charter)

The Netherlands	2834	NOT APPLICABLE
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Technologiepark, Im Neuenheimer Feld 582

69120 Heidelberg, Germany

(+49) 6221-65307-0

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

National Corporate Research, Ltd.

10 East 40th Street

New York, New York 10016

(212) 947-7200

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Richard D. Truesdell, Jr. Sophia Hudson Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017	Eric W. Blanchard Brian K. Rosenzweig Covington & Burling LLP The New York Times Building 620 Eighth Avenue New York, NY 10018

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-203638

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Title Of Each Class Of Securities To Be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount Of Registration Fee
Common shares, nominal value €0.01 per share	$862,500	$100.22

(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) (“Rule 462(b)”) and General Instruction V of Form F-1, both promulgated under the Securities Act of 1933, as amended. Pursuant to Rule 462(b), the contents of the Registration Statement on Form F-1 (File No. 333-203638) of Affimed N.V. (the “Registrant”), including the exhibits thereto, which was declared effective by the Securities and Exchange Commission (the “Commission”) on May 6, 2015, are incorporated by reference into this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

All exhibits filed with or incorporated by reference in Registration Statement No. 333-203638 are incorporated by reference herein, and shall be deemed to be a part of this Registration Statement, except for the following, which are filed herewith.

Exhibit Number	Description

5.1	Opinion of De Brauw Blackstone Westbroek N.V., Dutch counsel of Affimed N.V., as to the validity of the common shares

23.1	Consent of KPMG AG Wirtschaftsprüfungsgesellschaft, independent registered public accounting firm

23.2	Consent of De Brauw Blackstone Westbroek N.V. (included in Exhibit 5.1)

24.1	Powers of Attorney (incorporated by reference to Exhibit 24.1 to the Registrant’s Registration Statement on Form F-1 (File No. 333-203638) filed with the Commission on April 24, 2015)

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Heidelberg, Germany on May 6, 2015.

Affimed N.V.

By:	/s/ Adi Hoess
	Name:	Adi Hoess
	Title:	Chief Executive Officer

By:	/s/ Florian Fischer
	Name:	Florian Fischer
	Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on May 6, 2015 in the capacities indicated:

NAME	TITLE

/s/ Adi Hoess	Chief Executive Officer (principal executive officer)
Adi Hoess

/s/ Florian Fischer	Chief Financial Officer (principal financial officer and principal accounting officer)
Florian Fischer

*
Thomas Hecht	Director

*
Berndt Modig	Director

*
Frank Mühlenbeck	Director

*
Michael B. Sheffery	Director

*
Richard B. Stead	Director

*
Ferdinand Verdonck	Director

*
Colleen A. DeVries SVP of National Corporate Research, Ltd.	Authorized Representative in the United States

* By:	/s/ Florian Fischer
Florian Fischer, Attorney-in-Fact

EXHIBITS

Exhibit Number	Description

5.1	Opinion of De Brauw Blackstone Westbroek N.V., Dutch counsel of Affimed N.V., as to the validity of the common shares

23.1	Consent of KPMG AG Wirtschaftsprüfungsgesellschaft, independent registered public accounting firm

23.2	Consent of De Brauw Blackstone Westbroek N.V. (included in Exhibit 5.1)

24.1	Powers of Attorney (incorporated by reference to Exhibit 24.1 to the Registrant’s Registration Statement on Form F-1 (File No. 333-203638) filed with the Commission on April 24, 2015)